UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2008

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Business and Operations

Item 1.01 Entry into Material Definitive Agreement.

On May 19, 2008, Smart Energy Solutions, Inc. (the “Registrant”), Ever Green Fields Enterprises, Ltd. (“EGFE”), Bank Julius Baer & Co. Ltd., Mr. Chaim Chizic, Mr. Gadi Ichaki, Mrs. Ester Londoner, Mr. Itzhak Londoner and Ms. Eti Aron executed an agreement (the “Agreement”). The Agreement provides for the immediate conversion of five of the Registrant’s outstanding promissory notes into shares of the Registrant’s common stock and amends the terms of conversion.

EGFE is the beneficial owner of more than 5% of the Registrant’s issued and outstanding share capital and its sole owner and manager, Michael Ben-Ari, has served as a director of the Registrant since February 26, 2007.

The converted promissory notes include (i) the June 18, 2006 15% convertible promissory note in favor of EGFE in the principal amount of $500,000 (the “June 18, 2006 EGFE Note”), (ii) the May 22, 2006 15% convertible promissory note in favor of EGFE in the principal amount of $500,000 (the “May 22, 2006 EGFE Note”), (iii) the April 24, 2008 12% amended and restated convertible promissory note in favor of EGFE in the principal amount of $500,000, which superseded and replaced the $500,000 demand promissory note dated September 14, 2006 (the “Amended and Restated EGFE Note”), (iv) the April 27, 2008 5% convertible promissory note in favor of EGFE in the principal amount of $250,000 (the “New EGFE Note”), and (v) the April 27, 2008 5% convertible promissory in favor of Bank Julius Baer & Co. in the principal amount of $250,000 (the “Julius Baer Note”).

Pursuant to the Agreement, the aggregate outstanding principal amount of the notes and any accrued and unpaid interest was converted into shares of the Registrant’s common stock on May 19, 2008, at a conversion price of $0.11 per share, the equivalent of 60% of the average closing price of the Registrant’s common stock as quoted on the over-the-counter market for the 15 consecutive trading days immediately preceding the date of conversion.

Accordingly, on May 19, 2008 the Registrant issued an aggregate of 19,852,273 shares of its common stock, and five year warrants to purchase 4,963,069 additional shares at an exercise price per share equal to the conversion price of the notes.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.48 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated into this Item 1.02.

On May 5, 2008 the Registrant filed a Current Report on Form 8-K, reporting (i) the execution, on April 28, 2008, of two agreements with EGFE pursuant to which the conversion terms of the June 18, 2006 EGFE Note and the May 22, 2006 EGFE Note were amended, and (ii) the issuance of the Amended and Restated EGFE Note, the New EGFE Note and the Julius Baer Note. The Agreement referred to in Item 1.01 above superseded and terminated the Registrant’s two April 28, 2008 agreements with EGFE.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

The shares and warrants issued upon conversion of the notes described in Item 1.01 above were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) thereof. Mr. Chizic, Mr. Ichaki, Mrs. Londoner, Mr. Londoner and Ms. Aron made customary representations regarding their status as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and their intention to acquire the shares and warrants issued upon conversion of the notes for investment purposes only.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.48
Agreement, dated May 19, 2008, by and between Smart Energy Solutions, Inc., Ever Green Fields Enterprises, Ltd., Bank Julius Baer & Co. Ltd., Mr. Chaim Chizic, Gadi Ichaki, Ester Londner, Itzhak Londner and Eti Aron.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: May 22, 2008	/s/ Edward Braniff
Name: Edward Braniff
Title: Chief Financial Officer